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                                                                    Exhibit 2.1


                           AGREEMENT TO MERGE BETWEEN
                    OTTAWA INTERIM BANK, NATIONAL ASSOCIATION
             (IN ORGANIZATION) AND THE FIRST NATIOAL BANK OF OTTAWA

         This agreement made between OTTAWA INTERIM BANK, NATIONAL ASSOCIATION (IN ORGANIZATION) (hereinafter referred to as "Interim"), a banking association organized under the laws of the United States, being located at 701 LaSalle Street, City of Ottawa, County of LaSalle, in the state of Illinois, and THE FIRST NATIONAL BANK OF OTTAWA (hereinafter referred to as "Ottawa"), a banking association organized under the laws of the United States, being located at 701 LaSalle Street, City of Ottawa, County of LaSalle, in the state of Illinois, each acting pursuant to a resolution of its board of directors, adopted by the vote of a majority of its directors, pursuant to the authority given by and in accordance with the provisions of the Act of November 7, 1918, as amended (12 U.S.C. 215(a)),

                                   SECTION 1.

         THE FIRST NATIONAL BANK OF OTTAWA shall be merged into OTTAWA INTERIM BANK, NATIONAL ASSOCIATION (IN ORGANIZATION) under the charter of the latter.

                                   SECTION 2.

         The name of the resulting association (hereinafter referred to as the "Association") shall be THE FIRST NATIONAL BANK OF OTTAWA.

                                   SECTION 3.

         The business of the Association shall be that of a national banking association. This business shall be conducted by the Association at its main office which shall be located at 701 LaSalle Street, Ottawa, Illinois, and at its legally established branches.

                                   SECTION 4.

         The amount of capital stock of the Association shall be $750,000, and at the time the merger shall become effective, the Association shall have a surplus of $4,000,000, and undivided profits, including capital reserves, which when combined with the capital and surplus will be equal to the combined capital structures of the merging banks as of the effective time of the merger.

                                   SECTION 5.

         Of the capital stock of Ottawa, the holders of the presently outstanding 750,000 shares of capital stock shall be entitled to receive 750,000 shares of capital stock of First Ottawa Bancshares, Inc. on a one for one basis.


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                                   SECTION 6.

         The present board of directors of Ottawa shall continue to serve as the board of directors of the Association until the next annual meeting or until such time as their successors have been elected and have qualified.

                                   SECTION 7.

         Effective as of the time this merger shall become effective as specified in the merger approval to be issued by the Comptroller of the Currency of the United States, the articles of association of the resulting bank shall read in their entirety as provided in Exhibit A hereto.

                                   SECTION 8.

         This agreement may be terminated by the unilateral action of the board of directors of either merging bank at any time whether prior to or after the approval of stockholders.

                                   SECTION 9.

         The merger shall become effective at the time specified in a merger approval to be issued by the Comptroller of the Currency of the United States.

                                   SECTION 10.

         All assets as they exist at the effective time of the merger shall pass to and vest in the Association without any conveyance or other transfer. The Association shall be responsible for all of the liabilities of every kind and description, including liabilities arising from the operation of a trust department, of each of the merging banks existing as of the effective time of the merger.

                                   SECTION 11.

         Stockholders of Ottawa who perfected their dissenter's rights shall have the appraisal rights of dissenters as prescribed by law.


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         WITNESS, the signatures and seals of said merging banks this 23rd day of September, 1999, each set by an officer and attested to by another officer, pursuant to a resolution of its board of directors, acting by a majority.

                                    OTTAWA INTERIM BANK, NATIONAL ASSOCIATION
                                    (IN ORGANIZATION)

                                    By:   /s/ Donald J. Harris
                                          ------------------------------------
                                          Name:  Donald J. Harris
                                          Title:  President

                                    ATTEST:


                                    By:   /s/ Cheryl D. Gage
                                          ------------------------------------
                                    Name:  Cheryl D. Gage
                                    Title:  Secretary
                                    (Seal of Bank)


                                    THE FIRST NATIONAL BANK OF OTTAWA


                                    By:   /s/ Donald J. Harris
                                          ------------------------------------
                                          Name:  Donald J. Harris
                                          Title: Interim Chief Executive Officer

                                    ATTEST:

                                    By:   /s/ Cheryl D. Gage
                                          ------------------------------------
                                    Name:  Cheryl D. Gage
                                    Title:  Secretary

                                    (Seal of Bank)



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State of Illinois          )
                           ) ss:
County of LaSalle          )

         On this 23rd day of September,1999, before me, a notary public for this state and county, personally came Donald J. Harris, as President, and Cheryl D. Gage as Secretary, of OTTAWA INTERIM BANK, NATIONAL ASSOCIATION (IN ORGANIZATION), and each in his/her capacity acknowledged this instrument to be the act and deed of the association and the seal affixed to it to be its seal.

         WITNESS my official seal and signature this day and year.

                                             /s/ Judy Reynolds
                                             -----------------------------------
(Seal of Notary)                             Notary Public, LaSalle County

                                             Commission Expires: Feb. 3, 2003

State of Illinois          )
                           ) ss:
County of LaSalle          )

         On this 23rd day of September,1999, before me, a notary public for this state and county, personally came Donald J. Harris, as Interim Chief Executive Officer, and Cheryl D. Gage as Secretary, of THE FIRST NATIONAL BANK OF OTTAWA, and each in his/her capacity acknowledged this instrument to be the act and deed of the association and the seal affixed to it to be its seal.

         WITNESS my official seal and signature this day and year.


                                             /s/ Judy Reynolds
                                             -----------------------------------
(Seal of Notary)                             Notary Public, LaSalle County

                                             Commission Expires: Feb. 3, 2003



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